Exhibit 99.1

Arcimoto Announces Latest Milestone in Nationwide Expansion Plan with Launch of Customer Deliveries to Florida

Company now accepting nonrefundable deposits for the FUV and Roadster from preorder customers in Florida, California, Washington, and Oregon

Shipments to Florida expected to begin in Q1 2021

EUGENE, Ore., Dec. 14, 2020 – Arcimoto, Inc.® (NASDAQ: FUV), makers of affordable, practical, and joyful pure electric vehicles for everyday commuters and fleets, today announced the next step in its nationwide expansion plan by opening the state of Florida for customer reservations.

Today, Arcimoto began reaching out to early preorder customers with the opportunity to place nonrefundable deposits to reserve the FUV® or the upcoming Arcimoto Roadster. Florida FUV deliveries are anticipated to begin in Q1 2021, and first Roadster deliveries are anticipated to begin later in the year.

“Arcimoto vehicles are tailor-made for Florida, one of our most popular states in terms of overall preorders,” said Arcimoto Founder and CEO, Mark Frohnmayer. “We designed the FUV and the Roadster to be incredibly fun, ultra-efficient electric vehicles, and we can’t wait to introduce these one-of-a-kind joy rides to the Sunshine State. This East Coast beachhead is the first official expansion of our sales territory since the launch of production last year, a significant milestone for our nationwide expansion plan.”

Available today and starting at $17,900, the FUV is purpose-built for everyday driving, transforming ordinary trips into pure-electric joyrides. Anticipated to be released in the first half of 2021, the Roadster is designed to be the ultimate on-road fun machine. Final Roadster pricing, options, accessories, and availability will be announced in the coming months.

About Arcimoto, Inc.

Arcimoto (NASDAQ: FUV) develops and manufactures ultra-efficient and affordable electric vehicles to help the world shift to a sustainable transportation system. Now available to preorder customers on the West Coast, the Arcimoto FUV® is purpose-built for everyday driving, transforming ordinary trips into pure-electric joyrides. Available for preorder, the Deliverator® and Rapid Responder™ provide last-mile delivery and emergency response functionality, respectively, at a fraction of the cost and environmental impact of traditional gas-powered vehicles. Two additional concept prototypes built on the versatile Arcimoto platform are currently in development: the Cameo™, aimed at the film and influencer industry; and the Roadster, designed to be the ultimate on-road fun machine. Every Arcimoto vehicle is built at the Arcimoto Manufacturing Plant in Eugene, Oregon. For more information, please visit Arcimoto.com.

Safe Harbor / Forward-Looking Statements

Except for historical information, all of the statements, expectations, and assumptions contained in this press release are forward-looking statements. Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions or any other statements relating to our future activities or other future events or conditions. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict and include, without limitation, our expectations as to vehicle deliveries, the establishment of our service and delivery network and our expected rate of production. Therefore, actual outcomes and results may, and are likely to, differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors discussed from time to time in documents which we file with the SEC. In addition, such statements could be affected by risks and uncertainties related to, among other things: our ability to manage the distribution channels for our products, including our ability to successfully implement our rental strategy, direct to consumer distribution strategy and any additional distribution strategies we may deem appropriate; our ability to design, manufacture and market vehicle models within projected timeframes given that a vehicle consists of several thousand unique items and we can only go as fast as the slowest item; our inexperience to date in manufacturing vehicles at the high volumes that we anticipate; our ability to maintain quality control over our vehicles and avoid material vehicle recalls; the number of reservations and cancellations for our vehicles and our ability to deliver on those reservations; unforeseen or recurring operational problems at our facility, or a catastrophic loss of our manufacturing facility; our dependence on our suppliers; changes in consumer demand for, and acceptance of, our products: changes in the competitive environment, including adoption of technologies and products that compete with our products; the overall strength and stability of general economic conditions and of the automotive industry more specifically; changes in laws or regulations governing our business and operations; costs and risks associated with potential litigation; and other risks described from time to time in periodic and current reports that we file with the SEC. Any forward-looking statements speak only as of the date on which they are made, and except as may be required under applicable securities laws, we do not undertake any obligation to update any forward-looking statements.

Public Relations Contact:

Megan Kathman

(651) 785-3212

pr@arcimoto.com

Investor Relations Contact:

investor@arcimoto.com